Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on our report dated March 31, 2025 relating to the consolidated financial statements of Lucas GC Limited, appearing in the Annual Report on Form 20-F of Lucas GC Limited, for the year ended December 31, 2024.

/s/ Enrome LLP

Singapore

March 31, 2025